EXHIBIT (J)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in Post-Effective Amendment No. 83 to the Registration Statement (No. 2-67052) of Forum Funds of our reports dated July 7, 2000 on behalf of Investors Equity Fund, Equity Index Fund, Polaris Global Value Fund, BIA Small-Cap Growth Fund and BIA Growth Equity Fund incorporated by reference into the Statements of Additional Information and to the references to us under the headings "Financial Highlights" in the Prospectuses.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
September 29, 2000